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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


             Date of Report (Date of earliest reported) May 30, 2000



                            CHINA NETTV HOLDINGS INC.
                  (FORMERLY VANCOUVER'S FINEST COFFEE COMPANY)
                  --------------------------------------------
               (Exact name of registrant as specified in charter)



            Nevada                    0-26217                   98-02031-70
            ------                    -------                   -----------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



Suite 830 - 789 West Pender Street, Vancouver, B.C.                   V6C 1H2
---------------------------------------------------                   -------
(Address of principal executive offices)                             (Zip Code)



        Registrant's telephone number, including area code (604) 689-4407
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Three directors of Vancouver's Finest Coffee Company (the"Company") have agreed to transfer 6,000,000 common shares of the Company's stock registered in their names to Richco Investors Inc. ("Richco"). In exchange, Richco has agreed to transfer 100% of the issued and outstanding shares of China NetTV Corp., a corporation formed under the laws of the British Virgin Islands. China NetTV Corp. has signed a letter of intent to acquire a 51% interest of Chengdu Qianfeng Digital Audio/Video Equipment Co. Ltd.

Kirsten Wilson, former director, has agreed to transfer 4,500,000 common shares. Ryan Wilson, former director, has agreed to transfer 1,000,000 common shares. Fred Burns, former director, has agreed to transfer 500,000 common shares. All 6,000,000 shares will be registered in the name of Richco Investors Inc., a corporation formed under the laws of Ontario, Canada. Richco's common shares are listed for trading on the Canadian Dealer's Network.

As part of the agreement to acquire China NetTV Corp. the three directors of the registrant have agreed to resign and appoint three new directors who will oversee the implementation of a new business plan.

On May 11, 2000, the Board of Directors appointed Ernest Cheung, Maurice Tsakok and Marc Hung as members of the Board of Directors, and accepted resignations of Kirsten Wilson, Ryan Wilson, and Fred Burns as directors.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Company has acquired 100% of China NetTV Corp., a corporation formed under the laws of British Virgin Islands. China NetTV Corp. has signed a letter of intent to acquire a 51% interest of Chengdu Qianfeng Digital Audio/Video Equipment Co. Ltd. ("QF Digital"). Richco Investors Inc. transferred its 100% interest to the Company in exchange for a control block of 6,000,000 restricted common shares that were owned by three former directors.

QF Digital has proprietary technology that supplies complete turnkey digital TV broadcasting solutions, including set-top boxes that convert digital broadcast signals into analog signals. QF Digital intends to incorporate Smart Card WebTV technology into their set-top boxes.

ITEM 5.  OTHER EVENTS

As of May 11, 2000, the Company will change its executive office address to Suite 830 - 789 West Pender Street, Vancouver, Canada V6C 1H2.

On March 24, 2000, a majority of the shareholders voted to abandon the coffee kiosk business at the Company's first annual general meeting. The Board of Directors was given the authority to seek out a new business for the Company and to change the name of the Company within their discretion. On May 4th the Company entered into an agreement to acquire 100% of the shares of China NetTV Corp. On May 25, 2000, the Board of Directors unanimously approved a resolution to change the name of the Company to China NetTV Holdings Inc.

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On May 30, 2000 the Company filed an amendment with the Nevada Secretary of
State to change the name of the Company to China NetTV Holdings Inc. The Company received a new CUSIP number for its common stock on May 30, 2000 to reflect this name change. The new CUSIP number is 16941B 10 3. The Company's common shares will be quoted on the OTC Bulletin Board under a new stock symbol that has yet to be assigned by the NASD.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On May 11, 2000, the Company appointed Ernest Cheung, Maurice Tsakok and Marc Hung as members of the Board of Directors.

On May 11, 2000, the Company accepted the resignations of Kirsten Wilson as President and Director, Ryan Wilson as Secretary, Treasurer and Director, and Fred Burns as Director, effective immediately.

On May 11, 2000, the remaining Board Members decided not to fill the vacancies left by the resignation of the above Directors. Mr. Cheung was appointed President, Secretary and Treasurer of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) The financial statements required by this item will be filed by amendment by July 29, 2000.

(b)      Exhibits

         10 Agreement between the Registrant and China NetTV Corp dated May 4, 2000

         99       News Release of the Registrant, dated May 11, 2000



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CHINA NETTV HOLDINGS INC.
                                     (FORMERLY VANCOUVER'S FINEST COFFEE COMPANY




Date:    May 30, 2000                                /S/ Ernest Cheung
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                                                     Ernest Cheung, President